UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective October 20, 2014, Supernus Pharmaceuticals, Inc. (the “Company”) and ARE-Acquisitions, LLC (“Acquisitions”) entered into the Fourth Amendment to Lease (the “Fourth Amendment”) to amend the Lease between the Company and Acquisitions, dated April 19, 1999, as amended on November 1, 2002, and further amended on December 22, 2005 and November 24, 2010, for the Company’s headquarters at 1550 East Gude Drive, Rockville, Maryland (the “1550 Lease”).  The 1550 Lease term expires on April 30, 2018 and the Fourth Amendment extends that term until April 30, 2020 (the “Expiration Date”).  Pursuant to the Fourth Amendment, the base rent payments for the twelve-month period that ends on the Expiration Date will be approximately $1,083,674 payable in twelve equal monthly installments.

Effective October 20, 2014, Company and ARE-1500 East Gude, LLC (“ARE-1500”) entered into the First Amendment to Lease (the “First Amendment”) to amend the Lease between the Company and ARE-1500, dated February 6, 2013, for the Company’s facility at 1500 East Gude Drive, Rockville, Maryland (the “1500 Lease”).  The 1500 Lease term expires on April 30, 2018 and the First Amendment extends that term until the Expiration Date. The First Amendment also expands by 8,630 square feet the amount of spaced leased by the Company.  Pursuant to the First Amendment, the Company will pay an additional $8,069 per month in rent for the expansion space and the base rent for all space under the 1500 Lease and First Amendment for the twelve-month period that ends on the Expiration Date will be approximately $254,812 payable in twelve equal monthly installments.

The foregoing descriptions of the Fourth Amendment and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Amendment and the First Amendment.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibit

The following documents are filed as Exhibits pursuant to Item 1.01 hereof:

Exhibit 10.1 — Fourth Amendment to Lease Agreement.

Exhibit 10.2 — First Amendment to Lease Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 24, 2014	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Fourth Amendment to Lease Agreement.	Attached

10.2	First Amendment to Lease Agreement.	Attached